Greenberg Traurig, LLP | Attorneys at Law 10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002 www.gtlaw.com October 5, 2021 Allegiant Travel Company 1201 N. Town Center Drive Las Vegas, Nevada 89144 Re: Registration Statement on Form S-3 (File No. 333-260062) Ladies and Gentlemen: We have acted as counsel to Allegiant Travel Company, a Nevada corporation (the "Company"), in connection with the Company's registration of warrants (the "Warrants") to purchase up to 28,605 shares of the Company's common stock, par value $0.001 per share (the "Warrant Shares"), and the underlying Warrant Shares, each covered by the above-referenced registration statement (including the prospectus contained therein, the "Registration Statement"), filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), together with the Prospectus Supplement, dated October 5, 2021 (the "Prospectus Supplement"), filed with the Commission pursuant to Rule 424(b)(7) under the Securities Act, relating to the resale of the Warrants and the Warrant Shares by the selling securityholder named in the Prospectus Supplement. The Warrants were issued pursuant to that certain (i) Warrant Agreement, dated as of April 20, 2020 (the "PSP Warrant Agreement"), by and between the Company and the United States Department of Treasury; and (ii) Warrant Agreement, dated as of January 15, 2021, by and between the Company and the United States Department of Treasury (the "PSP2 Warrant Agreement" and together with the PSP Warrant Agreement, the "Warrant Agreements"). In connection with our representation of the Company and the preparation of this opinion letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): 1. the Registration Statement and all amendments thereto, and the related form of prospectus contained therein, in the form in which it was transmitted to the Commission; 2. the Prospectus Supplement, in the form transmitted to the Commission for filing on October 5, 2021 pursuant to Rule 424(b)(7) under the Securities Act; 3. the Warrant Agreements and the Warrants; 4. the Company's Articles of Incorporation, as amended, as filed with the Secretary of State of the State of Nevada; 5. the Company's Bylaws, as amended; 6. resolutions adopted by the Board of Directors of the Company in respect of the issuance of the Warrants, certified as of the date hereof by an officer of the Company; and

Allegiant Travel Company October 5, 2021 Page 2 7. such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein. In rendering the opinions set forth below, we have assumed without investigation the following: (i) the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory; and (iv) the obligations of each party set forth in the Documents are valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments. Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Warrants have been duly authorized and validly issued and the Warrant Shares, when delivered upon exercise of the Warrants in accordance with the terms and conditions set forth therein, subject to the full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable. This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States. This opinion is being furnished to you for submission to the Commission as an exhibit to the Company's Current Report on Form 8-K relating to the registration of the Warrants and the Warrant Shares (the "Current Report"), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and such incorporation by reference into the Registration Statement, of which the Prospectus Supplement forms a part, and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Sincerely, /s/ Greenberg Traurig, LLP